As filed with the Securities and Exchange Commission on August 12, 1996
                                             Registration No. 33-

- ----------------------------------------------------------------------------


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ----------------------
                               FORM S-8
                         ----------------------
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                       --------------------------

                           TELEMUNDO GROUP, INC.
         (Exact name of registrant as specified in its charter)

     Delaware                                               13-3348686
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                         -----------------------
                           2290 West 8th Avenue
                          Hialeah, Florida 33010
                             (305) 884-8200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                Options under a Certain Agreement and Release
                            dated March 17, 1995
                          (Full title of the Plan)

                          OSVALDO F. TORRES, ESQ.
                           TELEMUNDO GROUP, INC.
                           2290 West 8th Avenue
                          Hialeah, Florida 33010
                              (305) 884-8200
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)

                          ------------------------
                                 Copy To:
                           Patrick J. Dooley, Esq.
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                              399 Park Avenue
                         New York, New York 10022
                             (212) 872-1000
                          -------------------------

                      CALCULATION OF REGISTRATION FEE

                               Proposed     Proposed
                               Maximum      Maximum
Title of Each    Amount to     Offering     Aggregate    Amount of
Securities to    be Regist-    Price        Offering     Registration
be Registered    ered          Per Unit     Price (1)    Fee
- --------------   ----------    ---------    ---------    ------------
Series A Stock   150,000       $7.00        $1,050,000   $362.07
Common Stock,
$.01 par value
per share

(1)  Pursuant to Rule 457(h)(1).

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   PLAN INFORMATION.

     Under an Agreement and Release (the "Agreement"), executed March 17, 1995 between Joaquin F. Blaya ("Mr. Blaya") and Telemundo Group, Inc. (the "Company"), the Company has granted Mr. Blaya an option to purchase 150,000 shares of the Company's Series A Common Stock, $.01 par value, at an exercise price of $7.00 per share. Such option is exercisable from and after January 1, 1996 through and including December 31, 1998. This option is not transferable other than by will or by the law of descent and distribution, and during Mr. Blaya's lifetime, is only exercisable by Mr. Blaya. The method of exercising the option and adjustment for changes in capitalization are consistent with Section 6, 11 and 12 of the Non-Qualified Stock Option Agreement, dated as of December 31, 1994 between Mr. Blaya and the Company (the "Option Agreement"), and the Company shall be permitted to withhold tax as contemplated by Section 13 of the Option Agreement. A copy of the Agreement and the Option Agreement is filed as an exhibit to this Registration Statement. Any exercise of the option is subject to compliance with all applicable laws, including federal and state securities laws.

     The option is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN
          ANNUAL INFORMATION.

     The Company will provide without charge to Mr. Blaya, upon his written or oral request, a copy of any or all of the documents that have been incorporated by reference in this Registration Statement (which documents are incorporated by reference into the prospectus contemplated by this Registration Statement) and any other documents required to be delivered pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"). Requests for such documents should be directed to the Company at its principal executive offices, c/o Peter J. Housman II, Chief Financial Officer and Treasurer, Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, Florida 33010, (305) 884-8200.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) The Company's Current Reports on Form 8-K filed January 31, 1996, February 7, 1996, February
               22, 1996, March 12, 1996, as amended by Form 8-K/A dated May 9, 1996, and July 11, 1996; and

          (d) The description of the Company's capital stock contained in the Company's Registration Statement filed on January 31, 1996, and contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Securities and Exchange Commission (the "Commission") on December 9, 1994, together with any amendment or report filed for the purpose of updating such description, to the extent of such updating.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law ("DGCL") or (4) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit or proceeding; provided that such persons satisfy certain standards set forth in such section.

     The Company's Amended and Restated By-laws provide, among other things, and subject to the procedures specified therein, that (1) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action (other than an action by or in the right of the Company) by reason of the fact that he is a director or officer of the Company, or is serving at the request of the Company as a director or officer of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and
(2) the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is a director or officer of the Company, or is serving at the request of the Company as a director or officer of another corporation or enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The directors and officers of the Company and its subsidiaries are insured (subject to certain limitations, exceptions and deductions) against liabilities which they may incur in their capacity as such under liability insurance policies carried by the Company.

Item 7.   EXEMPTION FROM REGISTRATION.

     Not applicable.


Item 8.   EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

Number    Description
- ------    -----------

4.1    Non-Qualified Stock Option Agreement, dated as of
       December 31, 1994, between Mr. Blaya and the Company.

4.2 Agreement and Release dated as of March 17, 1995 between the Company and Mr. Blaya.

5.1 Opinion of Osvaldo F. Torres as to the legality of the Common Stock being registered.

23.1 Consent of Osvaldo F. Torres (included in the opinion filed as Exhibit 5.1).

23.2   Consent of Deloitte & Touche, L.L.P.

24.1 Power of Attorney (included in the signature page of this Registration Statement).


Item 9.   UNDERTAKINGS.

(a)  The Company hereby undertakes:

          (1)  To file, during any period in which
               offers or sales are being made, a post-
               effective amendment to this Registration
               Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, State of Florida, on July 31, 1996.

                                     TELEMUNDO GROUP, INC.



                                     By:  /s/ Roland A. Hernandez
                                          -----------------------
                                          Roland A. Hernandez
                                          President and Chief
                                          Executive Officer


                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Roland A. Hernandez and Peter J. Housman II, his true and lawful attorney and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

     Signature                      Title
     ---------                      -----


/s/ Roland A. Hernandez      President and Chief Executive   July 31, 1996
- -----------------------      Officer and Director
Roland A. Hernandez

/s/ Peter J. Housman II      Chief Financial Officer         July 31, 1996
- -----------------------      (Principal Financial Officer)
Peter J. Housman II

/s/ Steven E. Dawson        (Principal Accounting Officer)   July 31, 1996
- ------------------------
Steven E. Dawson

- ------------------------     Director                        July 31, 1996
Leon D. Black

/s/ Guillermo Bron           Director                        July 31, 1996
- ------------------------
Guillermo Bron


/s/ Alan Kolod               Director                        July 31, 1996
- ------------------------
Alan Kolod

/s/ Bruce H. Spector         Director                        July 31, 1996
- ------------------------
Bruce H. Spector

/s/ Barry W. Ridings         Director                        July 31, 1996
- ------------------------
Barry W. Ridings

/s/ Daniel Villanueva        Director                        July 31, 1996
- ------------------------
Daniel Villanueva

/s/ Edward M. Yorke          Director                        July 31, 1996
- ------------------------
Edward M. Yorke

/s/ David E. Yurkerwich      Director                        July 31, 1996
- ------------------------
David E. Yurkerwich

                         EXHIBIT INDEX
                               to
             Registration Statement on Form S-8 of
                     Telemundo Group, Inc.


                                                                  Sequential
Exhibit No.    Description                                        Page No.
- -----------    -----------                                        ----------

4.1 Non-Qualified Stock Option Agreement, dated as of December 31, 1994, between Mr. Blaya and the Company (filed as Exhibit 10.2 to the Company's Form10-Q for the quarter ended June 30, 1994 and incorporated herein by reference)


4.2 Agreement and Release dated as of March 17, 1995 between the Company and Mr. Blaya (filed as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference)


5.1 Opinion of Osvaldo F. Torres as to the legality of the Common Stock being registered


23.1           Consent of Osvaldo F. Torres (included in Exhibit 5.1)


23.2           Consent of Deloitte & Touche L.L.P.


24.1 Power of Attorney (included in the signature page of this Registration Statement)

                                                                EXHIBIT 5.1


                           TELEMUNDO GROUP, INC.
                           2290 WEST 8TH AVENUE
                          HIALEAH, FLORIDA 33010


                                        August 12, 1996




Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida 33010

Ladies & Gentlemen:

     I am counsel to Telemundo Group, Inc., a Delaware corporation (the "Company"), and am familiar with the registration of 150,000 shares of Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), of the Company, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to shares of Series A Common Stock issuable pursuant to the Agreement and Release, executed March 17, 1995, between Joaquin F. Blaya and the Company ("Agreement").

     In my opinion, the shares of Series A Common Stock to be registered under the Registration Statement have been duly authorized for issuance by the Company, and, upon issuance pursuant to the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     I am admitted to practice in the State of New York and the State of Florida, and express no opinion as to laws other than the applicable federal laws of the United States and the General Corporation Law of the State of Delaware.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required by the Act or the Rules and Regulations thereunder.

                                        Very truly yours,



                                        /s/ Osvaldo F. Torres
                                        -------------------------
                                        Osvaldo F. Torres
                                        Associate General Counsel
                                        and Secretary

                                                            EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Telemundo Group, Inc. (the
"Company") and its subsidiaries on Form S-8 of our report dated March 22, 1996 appearing in the Annual Report on Form
10-K of the Company for the year ended December 31, 1995.



/s/ Deloitte & Touch LLP
- ------------------------
Deloitte & Touche LLP

Miami, Florida
August 12, 1996